Exhibit 10.15

CONFIDENTIAL

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

LICENSE AND SUPPLY AGREEMENT

This License and Supply License and Supply Agreement (“Agreement”) is effective as of this 22 day of August 2023, (“Effective Date”) between FILAMENT HEALTH CORP. a British Columbia corporation, with offices at #210-4475 Wayburne Drive, Burnaby BC V5G4X4 (“Filament”) and RESET PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at 98 Cuttermilk Road, Suite 486, Great Neck, NY 11021, USA, (“Reset Pharma”). Filament and Reset Pharma may be referred to herein singularly as a “party” and collectively as the “parties”.

WHEREAS,

A. Filament is a natural psychedelic extraction and drug discovery company with significant experience in developing, registering and manufacturing naturally extracted and standardized psilocybin formulations.

B. Reset Pharma is a neuro-biotechnology company dedicated to improving mental health through novel therapies.

C. Filament has and Reset Pharma would like to receive certain rights, materials, data and other technical and/or business information which in whole or in part are considered to be proprietary and confidential to Filament.

D. Filament’s wholly-owned subsidiary, Psilo Scientific Ltd., is the manufacturer of the Material.

IN CONSIDERATION of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 In this Agreement:

(a) Affiliates

(b) “Fields of Use” means the treatment of demoralization syndrome and any related fields as instructed or become otherwise reasonably necessary as a result of communications with the Food and Drug Administration;

(c) “Materials” means Psilocybin Drug Product as white capsules containing 1mg, 5mg, 25mg psilocybin and matching placebo meeting Filament’s established Drug Substance and Drug Product Specifications (FDA specifications) according to Appendix X;

(d) “Territory” means Worldwide; and

(e) “Project” means a Phase 2 study and human PK bridging study led by Reset Pharma in the Field of Use;

2. LICENSE

2.1 License.

(a) Subject to the terms and conditions of this Agreement, Filament hereby grants to Reset Pharma a license in the Territory to use and distribute the Materials solely for use in the Project (the “License”). Such License shall include the rights necessary for Reset Pharma to conduct the Project.

2.2 Restrictions. Reset Pharma shall not:

(a) sub-license or subcontract the Materials or rights granted herein to a third-party without the prior written consent of Filament or as expressly authorized under this Agreement, provided that the parties agree that Reset Pharma’s use of vendors shall not be considered a subcontract under this provision; or

(b) offer for sale, sell or distribute, directly or indirectly, any Materials which have been supplied to Reset Pharma in any jurisdiction outside of the Territory and shall prohibit (and strictly enforce such prohibition) its contractors and any other third parties to whom it provides Materials from doing so.

(c) Conduct any bioequivalence study nor use data from any potential bridging study to generate any bioequivalence or biosimilarity data with any other product, nor provide that information to any 3rd party for the purposes of formulation development or any equivalence of any kind. PK data generated may only be used for bridging purposes should Reset continue development with a drug other than the current formulation of PEX010.

3. MATERIAL TRANSFER

3.1 Orders and Delivery. Upon Reset Pharma’s written request from time to time during the Term, Filament shall supply to Reset Pharma quantities of the materials (each such material or materials being referred to as “Material” or “Materials”) via its wholly owned subsidiary/manufacturing facility Psilo Scientific Ltd. Reset Pharma will require the following Materials for the Project:

1 mg strength: 100 capsules

5 mg strength: 300 capsules

25 mg strength: 100 capsules

placebo: 400 capsules

The Materials will be provided in one or more containers marked and bearing coded identification numbers and/or letters accompanied by a Material Transfer Record, a blank template of which is attached hereto as Appendix A, signed by a representative of each party. Each Material Transfer Record is and shall be incorporated herein and made a part hereof. Notwithstanding any agreement between the parties concerning transfer of title, risk of loss to the Materials shipped under this Agreement according to ex-works INCO terms.2020. Filament shall properly pack, mark, and ship Materials as instructed by Reset Pharma and otherwise in accordance with applicable law and industry standards.

3.2 Delivery Lead Time. Filament shall use its best efforts to deliver, at no charge to Reset Pharma, the quantities requested in writing by Reset Pharma, in a commercially reasonable time frame, such time frame for delivery to Reset Pharma not to exceed 30 days.

3.3 Drug Master File (DMF). Filament will provide authorization for Reset Pharma to incorporate Filament’s DMF (Psilo Scientific DMF 35999 for drug substance and Psilo Scientific DMF 36004 for drug product) into Reset Pharma’s IND. Filament will share with Reset Pharma its quality related communication regarding the Project with FDA within 24 hours. Filament will redact all aspect of such communication concerning its proprietary manufacturing process but will not redact quality related aspects of the communication concerning Reset Pharma’s project.

4. PAYMENT

4.1 Price. Filament shall supply Reset Pharma the Materials at no charge in the quantities required, in Reset Pharma reasonable judgement, to complete the Project.

4.2 Payment. Reset Pharma shall pay all invoices within 30 days of their receipt. If any money due to Filament remains unpaid thirty (30) days after the date on which the money was due, then Reset Pharma shall pay to Filament interest on the unpaid amount from the date on which the money was due at a rate of 5% per annum.

4.3 Milestone Payments. Reset Pharma shall pay Filament the following milestone payments for any and all products that include the Materials as an active ingredient or the placebo that achieve one or more of the following milestones:

(a) US$25,000 upon Reset Pharma or any sublicensee receiving authorization to incorporate Filament’s Drug Master File through the receipt of a letter of authorization submitted by Filament to the FDA electronically;

(b) US$100,000 upon Reset Pharma obtaining regulatory authorization for its Phase 2 clinical trial described in the Project or equivalent approval within the relevant jurisdiction); and

(c) US$150,000 upon delivery of Materials in respect to the Project on an ex-works basis according to Incoterms 2020 from a suitable release site, as designated by Filament.

(d) US$175,000 only if Reset Pharma decides not to proceed to a Ph3 clinical program with PEX010.

5. Quality

5.1 Quality of Materials. Filament will utilize PYEX Drug Substance of botanical origin manufactured by Psilo Scientific Ltd., Burnaby B.C., using its proprietary process to produce psilocybin capsules containing 1 mg, 5 mg and 25 mg of psilocybin and matching placebo capsules manufactured by Psilo Scientific Ltd., Burnaby B.C., according to FDA’s guidance for Botanical Drug Development from December 2016. Drug Substance and Drug Product must meet Filament’s Specifications (see Appendix X).

5.2 Packaging. 100 capsules will be packaged in 4 oz high density polyethylene (HDPE) white bottles with two desiccant packs and one cotton coil and induction sealed. HDPE bottles will be labelled with appropriate IND#/CTA#/CT#.

5.3 Audit Rights. Filament will allow Reset Pharma or its contractor to perform Quality audits (e.g. for supplier qualification, QA systems, for cause or as required by regulatory guidance). Such audits will exclude details of Filament’s confidential manufacturing process and will focus entirely on Quality. The timing of such audits will be mutually agreed by the parties and shall occur no more than once per calendar year.

6. USE OF THE MATERIALS

6.1 Project. The Materials may be used by Reset Pharma solely in connection with the Project. Reset Pharma shall seek the prior written approval of Filament to use its Materials in studies beyond the scope of the Project.

6.2 Ownership and Security. The Materials shall be used, securely stored and accounted for in accordance with Good Clinical Practice. Any unused Material shall be destroyed or returned to Filament.

6.3 Access. Except as set out in Section 5.3(b), Reset Pharma shall not provide the Materials to a third party nor allow access to the Materials by a third party, for any purpose not covered by this agreement. Notwithstanding the foregoing, the Materials may be provided only to:

(a) those of Reset Pharma employees who have a bona fide need to use the Materials for the purpose of the Project, provided that said employees accept the same obligations regarding the treatment of the Materials as set forth herein; and

(b) those of Reset Pharma affiliates and third parties who have provided an acknowledgement agreement covenanting to Filament to, and to cause their employees and other representatives to, comply with all applicable terms of this Agreement, in the form as set forth in Appendix B (the “Acknowledgement Agreement”) prior to receiving any Materials.

Reset Pharma agrees that, prior to providing any Materials to a Reset Pharma affiliate or third party, Reset Pharma shall cause such affiliate or third party to execute an Acknowledgement Agreement and that Reset Pharma shall provide the executed Acknowledgement Agreement to Filament. Reset Pharma further agrees that it shall ensure that each Reset Pharma employee, affiliate or third party, as the case may be, complies with the applicable provisions of this Agreement and Reset Pharma shall be liable to Filament for any breach by a Reset Pharma employee, affiliate or third party for any breach of this Agreement. Reset Pharma will promptly notify Filament in the event a third party is provided or allowed access to the Materials.

6.4 Analysis. Reset Pharma shall not directly or through a third party analyze the Materials to determine their compositions. Reset Pharma shall only subject the Materials to the tests recited or contemplated by the Project. Results. The results of testing and any information derived from the Materials or the results of the testing (collectively, the “Test Results”) shall be the sole property of Reset Pharma and shall be Reset Pharma Confidential Information pursuant to Section 6 hereof, provided that Reset Pharma shall and does hereby grant a limited, non-transferable license to Filament to use the Test Results for Filament to demonstrate the safety of the Materials. The results shall include clinical noncompartmental PK and safety information derived from the Filament drug product.

6.5

6.6 Protocols. Upon Filament’s written request, Reset Pharma shall provide copies of, questions, or communications that are submitted, used for communication, or approved by any regulatory agency required by Filament to perform its legal and regulatory duties as DMF holder and supplier of Materials to enable Reset Pharma to execute the Project.

7. CONFIDENTIAL INFORMATION

7.1 Definition. For the purposes of this Agreement “Confidential Information” means the Materials, the Know How, the data and results of the testing of the Materials and any information relating thereto and the Purpose, the Test Results, and includes but is not limited to all information, in any form, known or used by, or in the possession of, a party in connection with its operations, business or assets, including but not limited to, strategic and business plans, financial information and data, marketing information, information as to business opportunities, strategies, research, development, production, business, operational or technical processes or systems, business or commercial operations, know-how, trade secrets, ideas, intellectual property, processes, technical information, methods, product or production information, formulas, compositions, designs, drawings, samples, Inventions, past, current, or future research and development, past, current, or future manufacturing, supplier, marketing or distribution methods or process, customer information and any other information whether or not designated as “Confidential,” “Proprietary,” or contains some similar designation, which by its nature the receiving party knew or should have reasonably known under the circumstances is or is intended to be confidential or proprietary.

7.2 Obligations. Each of the parties hereby undertakes to keep the other party’s Confidential Information confidential, to not disclose such Confidential Information to any third party, and to not use such Confidential Information for any purpose other than the Project. The other party’s Confidential Information may be disclosed only to the recipient’s employees who have a bona fide need to know for the purpose of the Project, provided that they accept the same obligations of confidentiality as set forth herein. Each of the parties will promptly notify the other party in the event the other party’s Confidential Information is disclosed to a third party.

7.3 Exceptions. The confidentiality obligations of Section 6.2 shall not apply to any Confidential Information for which the recipient can establish by written records that it:

(a) was already known to the recipient prior to the receipt thereof from the other party;

(b) was already available to the public before the disclosure of the Confidential Information to the recipient;

(c) has subsequently become available to the public through no fault or default of the recipient;

(d) has subsequently been legally disclosed to the recipient by a third party who is not in breach of any obligation of confidence with the other party;

(e) was developed wholly independently by the recipient, without any reference to the other party’s Confidential Information; or

(f) is required to be disclosed by law.

For the purpose of this paragraph, disclosures made of Confidential Information that are specific in nature shall not be deemed within the foregoing exceptions merely because they are embraced by more general information available to the public or in the possession of the recipient.

8. INTELLECTUAL PROPERTY

8.1 Intellectual Property. For the purposes of this Agreement, “Intellectual Property” means all ideas, designs, design specifications, inventions, proprietary information, trade secrets, processes, research and development data, manufacturing procedures, software, works of authorship, improvements, or suggestions, whether or not patentable or copyrightable, conceived, created, adapted, or reduced to practice by or for a Party, whether made alone or in conjunction with others, including all present and future (i) patents, patent applications, and other industrial property rights, (ii) copyrights, mask work rights, and other rights associated with works of authorship, (iii) trade secret rights, (iv) rights in trademarks and trade names and similar rights, and (v) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature.

8.2 Ownership. Intellectual Property conceived, discovered or that comes into existence as a result of the Project or of either Party’s performance of its obligations under this Agreement that is related to the Materials, or otherwise derived either from the Know How or Intellectual Property owned or controlled by Filament (“Arising Materials IP”), shall be owned by Reset Pharma regardless of who is the source or inventor.

Filament expressly acknowledges and agrees to assign to Reset Pharma of ownership and rights of Arising Materials IP as defined above. Filament agrees to promptly inform Reset Pharma, and in any event within thirty (30) days of discovery, of the existence of any Arising Materials IP which would rightly be assigned to Reset Pharma under this Agreement. Filament agrees and agrees on behalf of its employees, contractors and agents to execute, acknowledge and deliver at Reset Pharma’s expense, and as Reset Pharma may reasonably request, all such papers and documents, including assignment documents and agreements, and to perform such other actions to secure, verify or reflect such ownership or to secure proprietary protection in the name of Reset Pharma for such Arising Materials IP. Reset Pharma shall have full power and authority to file and prosecute patent applications throughout the world on such Arising Materials IP. On termination or expiration of this Agreement, Filament shall forthwith transfer to Reset Pharma all Arising Materials IP, including copies or any derivatives thereof, and all information related thereto, that is owned by Reset Pharma as assigned under this Agreement. This section 8.2 shall not be interpreted as assigning any Intellectual Property (i) owned by a party prior to the date hereof, or (ii) owned by a party unrelated to the conducting Project

8.3 No Licenses. The transfer of Materials or disclosure of Know How shall not result in any obligation on the part of the parties to enter into any future agreement relating to the Materials or the Know How. Nothing contained herein shall be deemed to constitute, by implication or otherwise, the grant of any license or other rights in respect of any present or future Intellectual Property owned or controlled by a party.

9. REPORTING

Each party shall provide to the other party information required to perform its legal and regulatory duties to enable Reset Pharma to execute the Project, including.

(a) report any adverse events, suspected unexpected serious adverse reactions (SUSAR) and all other events required to be reported under applicable law within 48 hours of either party becoming aware of such event.

(b) Reset to provide to Filament copies of any relevant safety data that are generated from any clinical trials in which the materials are used which shall not include any patient data.

(c) Reset to provide to Filament a summary report for each clinical study in which the Materials are used or, if no final report is prepared, a summary of safety and efficacy data for such clinical studies.

10. PUBLICITY

Neither party shall publish or disclose to any third party the existence of this Agreement, the parties’ relationship hereunder, or that Reset Pharma is evaluating and/or considering the Materials for any purpose without the prior written approval of the other party.

Reset Pharma shall acknowledge Filament as the source of materials in any publication.

An authorized representative of Reset Pharma (such as the principal investigator of its clinical studies), shall provide or approve an appropriate public statement (a “Quote”) to be used by Filament in a news release relating to the Project. Filament shall provide an advance copy of the proposed news release to Reset Pharma for Reset Pharma’s approval, such approval not to be unreasonably withheld or denied.

Each party shall be entitled to publish or make any such disclosures as may be required under applicable laws or rules of a securities exchange to which such party is subject. In such case, the disclosing party shall provide the other party with an advance copy of such disclosure or publication to the extent the parties’ relationship hereunder is mentioned. Notwithstanding the foregoing, nothing in this section shall be construed to limit or restrict Reset Pharma’s publication rights.

11. TERM AND TERMINATION

11.1 Term. This Agreement comes into effect on the Effective Date and expires three (3) years thereafter, unless terminated early in accordance with a provision of this Agreement (the “Term”).

11.2 Early Termination. Reset Pharma may terminate this Agreement with 30 days written notice to Filament.

11.3 Survival. The provisions of Sections 1, 2.2 4.3, 5.4, 5.5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall survive termination and expiration of this Agreement.

12. DISCLAIMER OF WARRANTY

Filament gives no warranty, express or implied, as to the fitness of the Materials and/or Know How for the Project other than that the Materials have been manufactured using current Good Manufacturing Practice, meet specifications under this Agreement and any Order and will be sent to Reset Pharma in compliance with applicable laws. LIMITATION OF LIABILITY

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, NEITHER PARTY NOR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST OR DIMINISHED PRODUCTION, BUSINESS INTERRUPTION OR CLAIMS OF CUSTOMERS OR OTHER THIRD PARTIES, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OR WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OTHER TORT, OR OTHERWISE.

13. INDEMNIFICATION

13.1 Obligations. Each party will defend, indemnify, and hold harmless the other party, and its directors, officers, employees and agents from and against any damages, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees, court costs, and other costs) arising from fines, civil penalties or personal injury to or damage to the property of third parties (including for the purposes of this Section 13.1 the employees of Filament) caused by or arising from its gross negligence or wilful misconduct, except to the extent such damages, liabilities, losses, costs, and expenses arise from the negligence or wrongful acts of the other party, its directors, officers, employees, and agents.

13.2 Notice; Defense. In the event that a party receives notice of any third party claim, action or proceeding for which such party (the “Indemnitee”) claims indemnity hereunder, the Indemnitee will promptly notify the other party (the “Indemnitor”) of such matter. The Indemnitor will then promptly assume responsibility for and will have full control of such matter, including settlement negotiations and any legal proceedings, and the Indemnitee will fully cooperate at the Indemnitor’s expense in the Indemnitor’s handling and defense thereof. The Indemnitee may participate, at its own expense, in the defense of such claim or litigation provided that the Indemnitor will direct and control the defense of such claim or litigation. The Indemnitor will not, in the defense of such claim or litigation resulting therefrom, (a) consent to entry of any judgment except with the written consent of the Indemnitee, which will not be unreasonably withheld, or (b) enter into any settlement, which (i) does not include as an unconditional term thereof the giving by the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation or (ii) contains any admission of liability, except with the written consent of the Indemnitee, which will not be unreasonably withheld.

13.3 Insurance. Each of the Parties shall, at its cost, maintain or effect and maintain insurance policies that cover a scope of liability and provide coverage in amounts that are commercially reasonable given the activities and potential liabilities contemplated by this Agreement.

14. MISCELLANEOUS PROVISIONS

14.1 Employee Consent. Reset Pharma shall procure that the researchers and other personnel at any time associated with the Project shall confirm their knowledge of and consent to the terms of this Agreement.

14.2 Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, United States of America without giving effect to the choice of law provisions thereof which will be disregarded in their entirety. Any unresolved disputes between the parties, including all claims for legal and equitable relief, will be submitted to a court of competent jurisdiction in the District of Delaware. Nothing in this Section 14.2 will prevent either party from immediately seeking injunctive relief from any court of competent jurisdiction.

14.3 Equitable Relief. The parties acknowledge that, due to the nature of the Materials and Know How, any breach of the obligations of this Agreement would cause irreparable harm to the other party for which damages is not an adequate remedy and that such other party will be entitled to seek equitable relief in addition to all other remedies available at law.

14.4 Notices. Except as otherwise provided in this Agreement, any notice or the like pursuant to this Agreement shall be in writing in the English language and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile, electronic computer mail, or express delivery with fees prepaid, whether public or private carrier, addressed as below or to such other persons and addresses as the parties may designate in writing from time to time.

If to Filament:

with copies to

If to Reset Pharma:

14.5 Export Control. Both parties understand that any Materials may be subject to export control and embargo laws, regulations or orders of Canada and the United States. Neither party hereto will knowingly export, directly or indirectly, to any country for which Canada the United States, as the case may be, has an applicable embargo or requires an export license without first obtaining such a license.

14.6 Counterparts, Signatures, Authorization. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Signatures via facsimile or other electronic means are deemed to be the same as original signatures. Each of the parties agrees to the terms of this Agreement, and the person signing on behalf of each party represents that he or she is authorized to execute this Agreement on behalf of such party and has the authority to bind such party to the terms and conditions of this Agreement.

14.7 Assignment. Neither of the parties shall assign, transfer, or otherwise dispose of this Agreement to any third party without the prior written consent of the other party. The Agreement will inure the benefit of, and be binding on any permitted assignee or successor.

14.8 Amendments. Any and all amendments to, and extensions of this Agreement will only be effective if agreed and executed in writing by both parties.

14.9 Severability. If any term, provision, undertaking or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable (in whole or in part), the remainder of the terms, provisions, undertakings and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated. Any such invalid, illegal, or unenforceable provision or portion of this Agreement shall be changed and interpreted, and any unintentional gap filled, so as to best accomplish the objectives of such provision or portion thereof in light of the purpose of this Agreement and within the limits of applicable law.

14.10 Waiver. Any waiver by either party of any right resulting from a breach of this Agreement shall not imply waiver of any future enforcement of such right nor any waiver of any other right arising from this Agreement or resulting from the breach of any other provision of this Agreement.

14.11 Construction and Interpretation. All terms defined in the singular form shall include the plural and vice versa. Unless otherwise stated, all sections referred to herein are sections of this Agreement. Each of the exhibits, schedules and appendices referred to in this Agreement and attached hereto, and all attachments and amendments thereto, are and shall be incorporated herein and made a part hereof. The headings of the sections in this Agreement are inserted for convenience only and are not intended to interpret, define or limit the scope or content hereof or any provision hereof. The word “including” will not be construed as limiting the immediately preceding general term or statement.

14.12 Entire Agreement. This Agreement and any appendix hereto constitute the entire understanding between the Parties and supersede any prior communications, representations or agreements, whether oral or in writing, regarding the same matter between them.

14.13 Advice of Counsel. Each party has consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and shall be construed accordingly.

14.14 No relationship. This Agreement does not create an agency or partner relationship between the parties.

[the remainder of this page is intentionally blank]

The parties have caused this Agreement to be executed as of the Effective Date.

FILAMENT HEALTH CORP.		RESET PHARMACEUTICALS, INC.

By:	/s/ Benjamin Lightburn	By:
	(Signature)		(Signature)

Name:	Benjamin Lightburn	Name:
	(Print – Block Letters)		(Print – Block Letters)

Title:	CEO	Title:
	(Print – Block Letters)		(Print – Block Letters)

Date:	8/22/2023	Date

APPENDIX A

TRANSFER AUTHORIZATION FORM

QA-110.2 Transfer Authorization Form - Clinical Trials						Document number: QA-110.2 Date created: April 20, 2022 Revision date: Jan 5, 2023 Effective date: Jan 5, 2023 Revision number: 3.0 Approved by: Beatriz Ramos
Shipment Details	SHIPMENT TO
	Company Name:			Company Address:
	Primary Contact Name:			Contact Phone Number:
SHIPMENT FROM
	Company Name:	Psilo Scientific Ltd		Company Address:	4475 Wayburne Drive Burnaby, BC, V5G 4X4
	Primary Contact Name:	Lisa Ranken		Contact Phone Number:	250 212 1169
	Reason for Shipment Ex. Clinical Trial, SAP, etc.	NOL Number: Protocol #			Sponsor:
	Transportation Method Ex.Courier Company	FedEx		Shipment ID Ex. Tracking number
	Product Name	Lot Number	Drug Request/ Authorization Number	# of bottles	capsules per bottle	Total # of capsules	Total amount of controlled substance

Shipment Authorization	SHIPMENT AUTHORIZATION - MUST BE SIGNED PRIOR TO SHIPPING
	All information has been completed in full and is authorized to ship.			Date:
	Shipper Authorized Name (QPIC):	Ryan Moss		Signature
Sample Receipt Confirmation	MATERIAL TRANSFER DETAILS
As per Licensing Agreement, the Materials listed above will be used by Reset Pharma solely in connection with the project under IND #____. Filament does not grant Reset Pharma any rights to use the Material or Know How for any profit-making or commercial purposes. Reset Pharma shall seek the prior written approval of Filament to use its Materials in studies beyond the scope of the Project.
SAMPLE RECEIVING CONFIRMATION - MUST BE COMPLETED AT TIME OF RECEIPT
	Note: Confirm that the seal on each bottle is intact. If the seal is broken or removed contact the Shipper.			Date Received:
	Receiver			Signature
Authorized Name:
Once the form is completed please email a scanned copy to lisa@filament.health or fax (866)963-0131

APPENDIX B

FORM OF ACKNOWLEDGEMENT AGREEMENT

[Insert Contact Information of Filament]

Attention: [Insert contact person of Filament]

Dear Sirs/Mesdames:

Unless otherwise defined herein, capitalized expressions used herein shall have the meanings as defined in the License and Supply Agreement between Filament Health Corp. and Reset Pharma dated ______, 20 (the “License Agreement”).

The undersigned hereby acknowledges that it has received a copy of and understands the terms and conditions set forth in the License and Supply Agreement.

In consideration of Filament agreeing to the provision of Materials by [XXX] to the undersigned, of [XXX] providing such Materials to the undersigned, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to, and to cause its employees and other representatives to, comply with those provisions in the License and Supply Agreement that in any way, whether directly or indirectly, relate to the Materials.

Yours very truly,

(Name of Affiliate or Third Party)

<Signature of Affiliate or Third Party >

CONFIDENTIAL

Appendix X

[*****]